Exhibit 99.1

Whole Earth Brands Confirms Receipt of Non-Binding Proposal from Sababa Holdings FREE, LLC

Chicago, Illinois – June 27, 2023 – Whole Earth Brands, Inc. (the “Company” or “we” or “our”) (Nasdaq: FREE), a global food company enabling healthier lifestyles through premium plant-based sweeteners, flavor enhancers and other foods, today confirmed the receipt of a non-binding proposal from Sababa Holdings FREE, LLC (“Sababa”) to acquire all of the outstanding shares of the Company’s common stock that it does not already own for $4.00 per share, payable in cash (the “Sababa Proposal”).

In response to the Sababa Proposal, the Company’s board of directors (the “Board”) formed a special committee of the Board (the “Special Committee”) to review and evaluate the Sababa Proposal and any alternative proposals or other strategic alternatives that may be available to the Company, including maintaining the status quo as a standalone publicly-traded company.

There can be no assurance that any definitive agreement will result from the Sababa Proposal or that any transaction will be consummated with Sababa or any other third party. The Company and the Special Committee do not intend to comment further about the Sababa Proposal unless and until they deem further disclosure is appropriate.

A copy of Sababa’s proposal letter, dated June 25, 2023, is available as Exhibit 99.B to Sababa’s statement of beneficial ownership on Schedule 13D/A as publicly filed on June 26, 2023 with the U.S. Securities and Exchange Commission.

About Whole Earth Brands

Whole Earth Brands is a global food company enabling healthier lifestyles and providing access to high quality plant-based sweeteners, flavor enhancers and other foods through our diverse portfolio of trusted brands and delicious products, including Whole Earth®, Pure Via®, Wholesome®, Swerve®, Canderel® and Equal®. With food playing a central role in people’s health and wellness, Whole Earth Brands’ innovative product pipeline addresses the growing consumer demand for more dietary options, baking ingredients and taste profiles. Our world-class global distribution network is the largest provider of plant-based sweeteners in more than 100 countries with a vision to expand our portfolio to responsibly meet local preferences. We are committed to helping people enjoy life’s everyday moments and the celebrations that bring us together. For more information on how we “Open a World of Goodness®,” please visit www.WholeEarthBrands.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Whole Earth Brands, Inc. and other matters. These statements may discuss goals, intentions and expectations as to future plans based on current beliefs of management, as well as assumptions made by, and information currently available to, management.

Forward-looking statements may be accompanied by words such as “achieve,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “grow,” “improve,” “increase,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar words, phrases or expressions. Examples of forward-looking statements include, but are not limited to, the statements made regarding the Sababa Proposal received by the Company, the Company’s potential responses to that proposal and the exploration of strategic alternatives by the Company. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the potential impact of the Sababa Proposal on our business and operations or on our sales, operations and supply chain; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability in certain countries, that could affect our global markets and the potential adverse economic impact and related uncertainty caused by these items;; and the Company’s ability to offset rising costs through pricing and productivity effectively.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These statements are subject to the risks and uncertainties indicated from time to time in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission.

You are cautioned not to place undue reliance upon any forward-looking statements, which are based only on information currently available to the Company and speak only as of the date made. The Company undertakes no commitment to publicly update or revise the forward-looking statements, whether written or oral that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations Contact:

Whole Earth Brands

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com